Exhibit 4.1

NUMBER                                                       SHARES
                                                             CUSIP NO.

                       INCORPORATED NUMBER THE LAWS OF THE
                                 STATE OF NEVADA
                                 AMERICAN METAL
                                TECHNOLOGY GROUP
                  20,000,000 AUTHORIZED SHARES $.001 PAR VALUE

This is to certify that

Is the recent holder of

Shares of       AMERICAN METAL TECHNOLOGY GROUP         Common Stock
transferable on the books of the corporation in person by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar
      Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                    CORPORATE
                                      SEAL
                                     NEVADA

/s/ Monica Ding                                          /s/ Chen Gao
SECRETARY                                                PRESIDENT